SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INNOTECH INC COMM

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 3/17/97           40,000-           13.7500
          GAMCO INVESTORS, INC.
                                 3/17/97            3,000-           13.7500
          GABELLI ASSOCIATES LTD
                                 3/17/97           60,000-           13.7500
          GABELLI ASSOCIATES FUND
                                 3/17/97          574,500-           13.7500
                                 3/14/97            1,100            13.6250






















         (1) THE SALES OCCURING ON MARCH 17, 1997 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 (a) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.